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                                                                      Exhibit 24


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Alcoa Inc. (the "Company") hereby constitutes and appoints RICHARD B. KELSON, TIMOTHY S. MOCK and LAWRENCE R. PURTELL, or any of them, his or her true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of the Company to be issued and distributed pursuant to the benefit plans or any successor plans of Howmet International Inc., including without limitation stock option and savings plans, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned Directors of the Company to any registration statement to be filed with the Securities and Exchange Commission in respect of said plans or successor plans and shares of common stock, or either of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or pre-effective amendments or post-effective amendments or supplements thereto; and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite their names below.


/s/ Kenneth W. Dam                        /s/ John P. Mulroney
_____________________  June 15, 2000      ______________________   June 15, 2000
Kenneth W. Dam                            John P. Mulroney

/s/ Joseph T. Gorman                      /s/ Paul H. O'Neill
_____________________  June 15, 2000      _______________________  June 15, 2000
Joseph T. Gorman                          Paul H. O'Neill

/s/ Judith M. Gueron                      /s/ Henry B. Schacht
_____________________  June 15, 2000      _______________________  June 15, 2000
Judith M. Gueron                          Henry B. Schacht

/s/ Sir Ronald Hampel                     /s/ Franklin A. Thomas
_____________________  June 16, 2000      _______________________  June 15, 2000
Sir Ronald Hampel                         Franklin A. Thomas

                                          /s/ Marina v.N. Whitman
                                          _______________________  June 15, 2000
                                          Marina v.N. Whitman